UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 3, 2001
Date of Report (Date of earliest event reported):

Aros Corporation
(Exact name of Registrant as specified in its Charter)

Delaware	000-20805	23-2476415

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification

Incorporation or Organization)		Number)

1650 Tysons Boulevard, McLean, Virginia 22102
(Address of principal executive offices, including zip code)

(703) 847-1400
(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 3, 2001, we sold our APACHE Clinical Outcomes Division, constituting substantially all of our assets, to Cerner Corporation of Kansas City, Missouri for a purchase price of $3.55 million in cash subject to certain adjustments and the assumption of certain liabilities.

The APACHE Clinical Outcomes Division provides clinically based decision support information systems, research and consulting services to the healthcare market.

We negotiated the purchase price based on the assets, liabilities, client contracts and prospects of the Clinical Outcomes Division as understood by Cerner, using a projected balance sheet as of February 28, 2001 and a calculation of net liabilities assumed based on such balance sheet.

Gerald E. Bisbee, Jr., a director and stockholder of the Company, is also a director and stockholder of Cerner.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)       Pro Forma Financial Information.

Our pro forma financial statements as prescribed by Article 11 of Recognition S-X will be provided in an amendment to this Form 8-K.

(c)       Exhibits.

The following is a list of all exhibits filed as a part of this Form 8-K:

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Cerner Corporation and APACHE Medical Systems, Inc. dated as of April 7, 2001 (filed herewith without schedules; the Registrant agrees to furnish to the Commission as a supplement a copy of any omitted schedule upon request).

2.2	Amendment No. 1 to Asset Purchase Agreement by and between Cerner Corporation and APACHE Medical Systems, Inc. dated as of June 11, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE MEDICAL SYSTEMS, INC.

Date: July 17, 2001	By: /s/ Gerald E. Bisbee, Jr., Ph.D.
Secretary and

Chairman of the Board

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Cerner Corporation and APACHE Medical Systems, Inc. dated as of April 7, 2001 (filed herewith without schedules; the Registrant agrees to furnish to the Commission as a supplement a copy of any omitted schedule upon request).

2.2	Amendment No. 1 to Asset Purchase Agreement by and between Cerner Corporation and APACHE Medical Systems, Inc. dated as of June 11, 2001.